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                                                                   EXHIBIT 4.3



                    AGREEMENT CLARIFYING REGISTRATION RIGHTS

                 This Agreement Clarifying Registration Rights (this "Agreement") is dated as of ______________, 1996, and is by and among ______________, a Delaware corporation (the "Issuer"), R. Ted Enloe III, an individual ("Enloe"), the Enloe Descendants' Trust, a Texas trust (the "Trust"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership ("Purchaser").

                                R E C I T A L S

                 WHEREAS, Liberte Investors, a Massachusetts business trust ("Liberte"), has previously granted Enloe registration rights in connection with 400,000 shares of beneficial interest of Liberte ("Shares of Beneficial Interest"), pursuant to Sections 9 and 10 of a Stock Option Agreement dated as of May 7, 1993 as amended by the Agreement Regarding Registration Rights, Amendment of Stock Option Agreement, and Ratification of Pledge Agreement date as of November 13, 1995, among the Issuer, the Trust and Enloe (the "Stock Option Agreement");

                 WHEREAS, in connection with the transfer of such 400,000 Shares of Beneficial Interest to the Trust, Enloe transferred, conveyed and assigned such registration rights (the "Trust Registration Rights") to the Trust, and Liberte consented to such transfer, conveyance and assignment;

                 WHEREAS, Liberte's rights and obligations in respect of the Trust Registration Rights and the Stock Option Agreement have been conveyed, assigned and transferred to, and assumed by, the Issuer;

                 WHEREAS, on January 16, 1996, the Purchaser and Liberte entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Purchaser has purchased shares of the Issuer's Common Stock, par value $.01 per share (the "Common Stock");

                 WHEREAS, the Purchaser and the Issuer have entered into a Registration Rights Agreement dated as of the date hereof (the "Purchaser Registration Rights Agreement"), pursuant to which the Issuer has granted the Purchaser certain registration rights in connection with the shares of Common Stock purchased by the Purchaser pursuant to the Stock Purchase Agreement (the "Purchaser Registration Rights");

                 WHEREAS, the parties hereto desire to clarify the interaction of the Trust Registration Rights and the Purchaser Registration Rights.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:




Agreement Clarifying                  - 1 -
Registration Rights

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                 1.       Extension of Trust Registration Rights.  The Trust
Registration Rights shall be available for and shall apply to all shares of Common Stock held by the Trust, Enloe or Enloe's spouse, to the extent such shares derive from (i) the 719,000 Shares of Beneficial Interest owned by the Trust as of the date of the Stock Purchase Agreement, (ii) the 38,000 Shares of Beneficial Interest owned by Enloe in his Keogh Plan as of the date of the Stock Purchase Agreement, and (iii) the 2,000 Shares of Beneficial Interest owned by Enloe's spouse as of the date of the Stock Purchase Agreement. Such shares held by the Trust shall be deemed "Registrable Securities" under Sections 9 and 10 of the Stock Option Agreement. Such shares held by Enloe and Enloe's spouse shall be deemed "Registrable Securities" under Section 10 of the Stock Option Agreement, but not under Section 9 thereof; provided, that if the Trust exercises a demand right under Section 9 of the Stock Option Agreement, Enloe and Enloe's spouse may include their shares in the resulting offering pursuant to Section 10 of the Stock Purchase Agreement.

                 2.       Effectiveness of Sections 3 and 4.  The provisions of
Section 3 and 4 of this Agreement shall only be effective during the period commencing on the first anniversary date of the Closing Date (as defined in the Stock Purchase Agreement) and ending on the date when either the Trust, Enloe, and Enloe's spouse, on the one hand, or the Purchaser, one the other hand, no longer owns securities of the Issuer for which it has registration rights under the Stock Option Agreement (as modified by this Agreement) or the Purchaser Registration Rights Agreement, as applicable.

                 3.       Exercise of Demand Rights; Primary Offerings by the
Issuer

                 (a) Exercise of Demand Rights by Trust. In the event the Trust exercises demand registration rights as to securities of the Issuer owned by it in accordance with Section 9 of the Stock Option Agreement, the Purchaser shall be entitled to exercise its Purchaser Registration Rights in accordance with (but only to the extent provided in) Section 2(c) of the Purchaser Registration Rights Agreement, and Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement; provided, that in the event such registration is an Underwritten Offering (as defined in the Purchaser Registration Rights Agreement), if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Trust, Enloe, Enloe's spouse, the Purchaser, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser shall be allocated as follows: first to securities sought to be included by the Trust, Enloe and Enloe's spouse, second to securities sought to be included by the Purchaser, and third to securities sought to be included by the Issuer.

                 (b) Exercise of Demand Right by the Purchaser. In the event the Purchaser exercises demand registration rights as to securities of the Issuer owned by it in accordance with Sections 2(b) of the Purchaser Registration Rights Agreement, the Trust, Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement; provided, that in the event such registration is an Underwritten Offering, if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Purchaser, the Trust, Enloe, Enloe's





Agreement Clarifying                  - 2 -
Registration Rights
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spouse, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser shall be allocated as follows: first to securities sought to be included by the Purchaser, second to securities sought to be included by Trust, Enloe and Enloe's spouse and third to securities sought to be included by the Issuer.

                 (c) Primary Underwritten Offering by the Issuer. In the event the Issuer proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in respect of a primary offering by the Issuer and other than pursuant to exercise of a demand right by the Purchaser pursuant to Section 2(b) of the Purchaser Registration Rights Agreement, (i) the Trust, Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement, and (ii) the Purchaser shall be entitled to exercise its Purchaser Registration Rights in accordance with (but only to the extent provided in) Section 2(c) of the Purchaser Registration Rights Agreement; provided, that in the event such registration is an Underwritten Offering, if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Trust, Enloe, Enloe's spouse, the Purchaser, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser shall be allocated as follows: first to securities sought to be included by the Issuer, and second to securities sought to be included by the Trust, Enloe, Enloe's spouse, and the Purchaser, pro rata, on the basis of the number of Shares sought to be included by the Trust, Enloe and Enloe's spouse on the one hand and the Purchaser on the other hand.

                 4.       Hold-Back Agreements.

                 (a) The Purchaser. In the event the Trust exercises a demand registration right in accordance with Section 9 of the Stock Purchase Agreement, the Purchaser hereby agrees not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), during the period beginning 10 days prior to the filing of the registration statement and ending 90 days after the effective date of such registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Issuer or the managing underwriters.

                 (b) The Trust, Enloe and Enloe's Spouse. In the event the Purchaser exercises a demand registration right in accordance with Sections 2(b) of the Purchaser Registration Rights Agreement, the Trust, Enloe and Enloe's spouse hereby agree not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), during the period beginning 10 days prior to the filing of the registration statement, and ending 90 days after the effective date of such registration statement, to the extent timely notified in writing by the Issuer or the managing underwriters.





Agreement Clarifying                  - 3 -
Registration Rights
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                 (c)      The Purchaser, the Trust, Enloe and Enloe's Spouse.
In the event the Issuer files a registration statement under the Securities Act in respect of a primary offering by the Issuer, the Purchaser, the Trust, Enloe and Enloe's spouse hereby agree not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), (i) in the event such primary offering is an Underwritten Offering, during the period beginning 10 days prior to the filing of the registration statement with respect to such Underwritten Offering, and ending 90 days after the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Issuer or the managing underwriters of such Underwritten Offering, or
(ii) in the case of a shelf offering, 90 days after the commencement of a public distribution of Registrable Securities (as such term is defined in the Stock Option Agreement and Purchaser Registration Rights Agreement, respectively) pursuant to such registration statement.

                 5. Transferability of Trust Registration Rights. The Trust Registration Rights held by the Trust, Enloe and Enloe's spouse shall be transferable without consent of the Issuer or any other person to any successor holders of Registrable Securities (as such term as defined in the Stock Option Agreement) held by the Trust, Enloe and Enloe's spouse as of the date of this Agreement.

                 6. Enloe Registration Expenses. "Registration Expenses" as defined in Section 9(d) of the Stock Option Agreement shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (as such term is defined in the Stock Option Agreement).

                 7. Successor Registration Rights. The terms "Trust," "Enloe," "Enloe's spouse," and "Purchaser" as used in this Agreement shall include any successor holders of the Registrable Securities (as such term is defined in the Stock Option Agreement and the Purchaser Registration Rights Agreement, respectively) held by the Trust, Enloe, Enloe's spouse, or the Purchaser as of the date of this Agreement.

                 8. This Agreement Controls. In the event of a conflict or ambiguity in interpretation between this Agreement and the Stock Option Agreement or the Purchaser Registration Rights Agreement, or both, the provisions of this Agreement shall control.

                 9.       Miscellaneous.

                 (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of all of the parties hereto.

                 (b) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CONFLICTS OF LAWS PROVISIONS THEREOF.





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Registration Rights
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                 (d)      Severability.  In the event that any one or more of
the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (e) Third Party Beneficiary. Enloe's spouse is a third party beneficiary of this Agreement, and is entitled to enforce such provisions of this Agreement as if she were a party hereto.

                 (f) Entire Agreement. This Agreement, the Stock Option Agreement, and the Purchaser Registration Rights Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, the Stock Option Agreement and the Purchaser Registration Rights Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                           [SIGNATURES ON NEXT PAGE]





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                 IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.



                                      [NEWCO]


                                      By:
                                         --------------------------------------
                                               Robert Ted Enloe III
                                               President


                                      HUNTER'S GLEN/FORD, LTD.


                                      By:
                                         --------------------------------------
                                               Gerald J. Ford
                                               General Partner


                                      ENLOE DESCENDANTS' TRUST


                                      By:
                                         --------------------------------------
                                               Robert Ted Enloe III
                                               Investment Trustee




                                      -----------------------------------------
                                      Robert Ted Enloe III





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